SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.            Entry into Material Definitive Agreement.

Purchase Agreement and Series A Preferred Stock

On September 11, 2017, Synthetic Biologics, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with MSD Credit Opportunity Master Fund, L.P., an accredited investor (the “Investor”), pursuant to which the Company offered and sold in a private placement 120,000 shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $12 million, or $100 per share. The Company announced this transaction in a press release issued on September 12, 2017 which is attached hereto as Exhibit 99.1.

The Series A Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and any other class or series of stock issued by the Company with respect to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Holders of Series A Preferred Stock will be entitled to a cumulative dividend at the rate of 2.0% per annum, payable quarterly in arrears, as set forth in the Certificate of Designation of Series A Convertible Preferred Stock classifying the Series A Preferred Stock, a form of which is attached as an annex to the Purchase Agreement (the “Certificate of Designation”). The Series A Preferred Stock will be convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $0.54 per share, subject to certain customary anti-dilution adjustments. Any conversion of Series A Preferred Stock may be settled by the Company in shares of Common Stock only.

The holder’s ability to convert the Series A Preferred Stock into Common Stock is subject to (i) a 19.99% blocker provision to comply with NYSE American Listing Rules, (ii) if so elected by the Investor, a 4.99% blocker provision that will prohibit beneficial ownership of more than 4.99% of the outstanding shares of the Company’s Common Stock or voting power at any time, and (iii) applicable regulatory restrictions.

In the event of any liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Stock shall be entitled to a preference on liquidation equal to the greater of (i) an amount per share equal to the stated value plus any accrued and unpaid dividends on such share of Series A Preferred Stock (the “Accreted Value”), and (ii) the amount such holders would receive in such liquidation if they converted their shares of Series A Preferred Stock (based on the Accreted Value and without regard to any conversion limitation) into shares of the Common Stock immediately prior to any such liquidation, dissolution or winding-up (the greater of (i) and (ii), is referred to as the “Liquidation Value”).

Except as otherwise required by law, the holders of Series A Preferred Stock shall have no voting rights, other than customary protections against adverse amendments and issuance of pari passu or senior preferred stock. Upon certain change of control events involving the Company, the Company will be required to repurchase all of the Series A Preferred Stock at a redemption price equal to the greater of (x) the Accreted Value and (y) the amount that would be payable in the Change of Control in respect of Common Stock issuable upon conversion of such share of Series A Convertible Preferred Stock if all outstanding shares of Series A Convertible Preferred Stock were converted into Common Stock immediately prior to the Change of Control.

On or at any time after (i) the VWAP (as defined in the Certificate of Designation) for at least twenty (20) trading days in any thirty (30) trading day period is greater than $2.00, subject to adjustment in the case of stock split, stock dividends or the like the Company shall have the right, after providing notice not less than 6 months prior to the redemption date, to redeem, in whole or in part, on a pro rata basis from all holders thereof based on the number of shares of Series A Convertible Preferred Stock then held, the outstanding Series A Convertible Preferred Stock, for cash, at a redemption price per share of Series A Convertible Preferred Stock of $225.00, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Convertible Preferred Stock or (ii) the five year anniversary of the issue date, the Company shall have the right to redeem, in whole or in part, on a pro rata basis from all holders thereof based on the number of shares of Series A Convertible Preferred Stock then held, the outstanding Series A Convertible Preferred Stock, for cash, at a redemption price per share equal to the Liquidation Value.

The foregoing description of the terms of the Series A Preferred Stock, the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the annexes thereto and the Certificate of Designation, which are attached hereto as Exhibits 10.1 and 3.1, respectively, and are incorporated herein by reference.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, the Company entered into a registration rights agreement with the Investor of the Series A Preferred Stock (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file a registration statement covering resales of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock with the Securities and Exchange Commission (the “SEC”) within 60 days following receipt of a request from the Investor at any time (as long as it beneficially owns at least ten percent (10%) of the Company’s Common Stock then outstanding) or is otherwise deemed an affiliate of the Company, and to use reasonable best efforts to have the registration statement declared effective within 120 days following receipt of such request.

The Company has agreed to pay certain penalties if the registration statement is not declared effective by the SEC on or before the required deadline. After that deadline and until such time as the registration statement is declared effective (or until the Company is no longer required to cause the registration statement to be declared effective), the Company will be required to pay additional liquidated damages.

The foregoing description of the terms of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.            Unregistered Sales of Equity Securities.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

On September 11, 2017, the Company issued 120,000 shares of its Series A Convertible Preferred Stock to the Investor in accordance with the terms of the Purchase Agreement. The offer and issuance of the Series A Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act based on the Company’s belief that the offer and sale of such securities does not involve a public offering as the investor is an “accredited investor” as defined under Section 501 promulgated under the Securities Act.

Item 3.03.            Material Modification to Rights of Security Holders.

On September 11, 2017, the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada establishing the Series A Convertible Preferred Stock which has a stated value of $100.00 and entitles each holder of Series A Convertible Preferred Stock to a cumulative dividend at the rate of 2.0% per annum, payable quarterly in arrears.

The Series A Preferred Stock ranks senior to the shares of the Common Stock and any other class or series of stock issued by the Company with respect to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing description of the terms of the Certificate of Designation and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference and the disclosure provided under Item 1.01 of this Current Report on Form 8-K which is hereby incorporated by reference into this Item 3.03.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

On September 11, 2017, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation establishes and designates the Series A Convertible Preferred Stock and the rights, preferences, privileges and limitations thereof.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Registration Rights Agreement, dated September 11, 2017, by and between Synthetic Biologics, Inc. and the holders of the Series A Convertible Preferred Stock

10.1	Share Purchase Agreement, dated September 11, 2017, by and between Synthetic Biologics, Inc. and the Purchasers named therein

99.1	Press Release of Synthetic Biologics, Inc., dated September 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: September 12, 2017	By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Registration Rights Agreement, dated September 11, 2017, by and between Synthetic Biologics, Inc. and the holders of the Series A Convertible Preferred Stock

10.1	Share Purchase Agreement, dated September 11, 2017, by and between Synthetic Biologics, Inc. and the Purchasers named therein

99.1	Press Release of Synthetic Biologics, Inc., dated September 12, 2017